                                                                     Exhibit 12


                               Dean Foods Company
               Computation of Ratio of Earnings to Fixed Charges





                                                    39 Weeks Ended
                                                   February 22, 1998
                                                   -----------------
            Income before taxes                         $119,864
                                                        --------
            Fixed charges:

                    Interest expense                      20,622
                    Portion of rentals (33%)               7,203
                                                        --------

                    Total fixed charges                   27,825
                                                        --------

            Earnings before taxes and fixed charges     $147,689
                                                        ========

            Ratio of earnings to fixed charges               5.3
                                                        ========